Exhibit 99.1

CoStar Group Second Quarter 2021 Revenue Increases 21% Year-over-Year,
Visitors to CoStar Group Marketplaces up over 45% Year-over-Year

WASHINGTON – July 27, 2021 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics, and online marketplaces, announced today that revenue for the quarter ended June 30, 2021 was $480 million, an increase of 21% over revenue of $397 million for the second quarter of 2020.

Net income for the second quarter of 2021 was $61 million, or $0.16 per diluted share. Non-GAAP net income for the second quarter of 2021 (which excludes amortization of acquired intangible assets, stock-based compensation, and other items as described below) was $103 million or $0.26 per diluted share, an increase of $15 million or 16% versus the second quarter of 2020.

EBITDA for the second quarter of 2021 was $133 million, an increase of 22% versus EBITDA of $109 million for the second quarter of 2020. Adjusted EBITDA (which excludes stock-based compensation, acquisition and integration related costs and other items as described below) for the second quarter of 2021 was $150 million, an increase of 17% compared to adjusted EBITDA of $129 million for the second quarter of 2020.

“We saw incredibly strong performance across all of our businesses in the second quarter, with total revenue and profit ahead of forecast and the total numbers of visitors to our platforms up over 45% year-over-year,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “CoStar Group net new bookings in the second quarter of 2021 increased 47% over the second quarter of 2020 to $51 million. CoStar Suite net new bookings were the strongest in years, up over 900% year-over-year and 19% quarter-over-quarter in the second quarter.”

“Apartments.com set a new traffic record with network visitors up 30% year-over-year in the second quarter of 2021, which resulted in a 57% year-over-year increase in leads to our customers. Total leads generated by Apartments.com are up over 120% since 2018,” continued Florance. “During the second quarter of 2021, our most economical ad packages generated more leads than our top-level packages were generating just a year ago. Without significant price increases during the pandemic, our effective price per lead dropped dramatically. This caused net new bookings in Apartments.com to fall from the record high levels achieved in the second quarter of 2020. Moving forward, we intend to adjust pricing to reflect the strength of our dramatically higher lead flows, which we believe will accelerate net new bookings.”

“LoopNet Signature Ad revenue grew 71% year-over-year in the second quarter of 2021 while unique visitors to our LoopNet network increased 33%,” stated Florance. “Ten-X revenue increased over 40% year-over-year on a proforma basis in the second quarter of 2021, as we are seeing increased volume of assets and higher value assets sold through our platform. Homesnap also performed very well in the second quarter of 2021, with total revenue growth up 50% year-over-year on a proforma basis, and total agent subscribers expanding 80% to over 63,000 at the end of the second quarter.”

“With great momentum in our core business, we are focused on significantly expanding our total addressable market by leveraging our strengths into the digitization of residential real estate and into international markets. We are committed to accelerating future growth, as evidenced by the acquisition of Homes.com in May of this year; the steps we have taken to improve that experience for sellers, buyers and real estate agents; and our planned investment in residential technology and content in the second half of 2021,” concluded Florance.

Year 2020-2021 Quarterly Results - Unaudited
(in millions, except per share data)
	2020				2021
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$392	$397	$426	$444	$458	$480
Net income	73	60	58	36	74	61
Net income per share - diluted(1)	0.20	0.16	0.15	0.09	0.19	0.16
Weighted average outstanding shares - diluted(1)	368	377	394	394	394	394

EBITDA	100	109	108	88	136	133
Adjusted EBITDA	124	129	134	167	160	150
Non-GAAP net income	90	88	89	112	108	103
Non-GAAP net income per share - diluted(1)	0.24	0.23	0.23	0.29	0.27	0.26
__________________________
(1) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

As of June 30, 2021, the Company had approximately $3.7 billion in cash, cash equivalents and long-term investments and outstanding debt of approximately $987 million.

2021 Outlook
The Company is increasing its revenue guidance for the full year of 2021 to a new range of $1.940 billion to $1.950 billion, representing growth of approximately 17% year-over-year at the midpoint of the range. Revenue for the third quarter of 2021 is expected to be in the range of $495 million to $500 million, representing revenue growth of approximately 17% over the third quarter of 2020 at the midpoint of the range.

The Company is lowering its adjusted EBITDA guidance for the full year of 2021 to a new range of $605 million to $615 million to reflect the expected negative EBITDA results of Homes.com and planned investments to integrate and develop the residential marketplace. The revised adjusted EBITDA guidance represents growth of approximately 10% year-over-year at the midpoint of the range. For the third quarter of 2021, the Company expects adjusted EBITDA in a range of $130 million to $135 million.

The Company is lowering its non-GAAP net income per diluted share guidance for full-year 2021 to a new range of $1.04 to $1.06 per share based on 395 million shares. For the third quarter of 2021, we expect non-GAAP net income per diluted share in a range of $0.22 to $0.23 per share based on 395 million shares. These ranges include an estimated non-GAAP tax rate of 25% for the full year and the third quarter of 2021.

The preceding forward-looking statements reflect CoStar Group’s expectations as of July 27, 2021, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, including uncertainties as a result of the COVID-19 pandemic and responses to it by, and the impact on, global economies and the commercial real estate industry, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest (expense) income and other (expense) income, loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s normal course of business.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2021, the Company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call to discuss second quarter 2021 results and the Company’s outlook at 5:00 PM EDT on Tuesday, July 27, 2021. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$480,333	$397,159	$938,030	$789,006
Cost of revenues	89,566	74,040	178,314	152,949
Gross profit	390,767	323,119	759,716	636,057

Operating expenses:
Selling and marketing (excluding customer base amortization)	164,612	130,461	303,299	255,568
Software development	48,573	39,001	95,357	80,611
General and administrative	58,226	57,403	122,076	116,276
Customer base amortization	18,345	14,935	36,764	26,419
	289,756	241,800	557,496	478,874

Income from operations	101,011	81,319	202,220	157,183
Interest expense	(7,877)	(3,596)	(15,755)	(1,945)
Other income (expense)	847	(474)	797	367
Income before income taxes	93,981	77,249	187,262	155,605
Income tax expense	32,833	16,889	51,902	22,452
Net income	$61,148	$60,360	$135,360	$133,153

Net income per share - basic(1)	$0.16	$0.16	$0.35	$0.36
Net income per share - diluted(1)	$0.16	$0.16	$0.34	$0.36

Weighted-average outstanding shares - basic(1)	392,306	375,239	391,942	369,972
Weighted-average outstanding shares - diluted(1)	394,098	377,336	393,906	372,548
__________________________
(1) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$61,148	$60,360	$135,360	$133,153
Income tax expense	32,833	16,889	51,902	22,452
Income before income taxes	93,981	77,249	187,262	155,605
Amortization of acquired intangible assets	25,293	20,989	51,120	38,478
Stock-based compensation expense	15,144	9,527	30,689	24,707
Acquisition and integration related costs	2,001	10,031	10,463	18,744
Other expense	786	—	1,857	—
Non-GAAP income before income taxes	137,205	117,796	281,391	237,534
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(34,301)	(29,449)	(70,348)	(59,384)
Non-GAAP net income	$102,904	$88,347	$211,043	$178,150

Net income per share - diluted(1)	$0.16	$0.16	$0.34	$0.36
Non-GAAP net income per share - diluted(1)	$0.26	$0.23	$0.54	$0.48

Weighted average outstanding shares - basic(1)	392,306	375,239	391,942	369,972
Weighted average outstanding shares - diluted(1)	394,098	377,336	393,906	372,548
__________________________
* A 25% tax rate is assumed for 2021 and 2020, which approximates our statutory federal and state corporate tax rate.
(1) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$61,148	$60,360	$135,360	$133,153
Amortization of acquired intangible assets in cost of revenues	6,948	6,054	14,356	12,059
Amortization of acquired intangible assets in operating expenses	18,345	14,935	36,764	26,419
Depreciation and other amortization	7,028	6,990	15,528	13,757
Interest expense	7,877	3,596	15,755	1,945
Other (income) expense	(847)	474	(797)	(367)
Income tax expense	32,833	16,889	51,902	22,452
EBITDA	$133,332	$109,298	$268,868	$209,418
Stock-based compensation expense	15,144	9,527	30,689	24,707
Acquisition and integration related costs	2,001	10,031	10,463	18,744
Adjusted EBITDA	$150,477	$128,856	$310,020	$252,869

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$3,674,909	$3,755,912
Accounts receivable	122,702	119,059
Less: Allowance for credit losses	(14,433)	(15,110)
Accounts receivable, net	108,269	103,949
Prepaid expenses and other current assets	34,753	28,651
Total current assets	3,817,931	3,888,512

Deferred income taxes, net	3,034	4,983
Property and equipment, net	239,125	126,325
Lease right-of-use assets	119,290	108,740
Goodwill	2,294,452	2,235,999
Intangible assets, net	476,179	426,745
Deferred commission costs, net	94,387	93,274
Deposits and other assets	16,230	15,856
Income tax receivable	14,986	14,986
Total assets	$7,075,614	$6,915,420
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,376	$15,732
Accrued wages and commissions	76,014	80,998
Accrued expenses	89,284	110,305
Income taxes payable	25,527	16,316
Lease liabilities	28,779	32,648
Deferred revenue	92,698	74,851
Total current liabilities	328,678	330,850

Long-term debt, net	987,325	986,715
Deferred income taxes, net	76,979	72,991
Income taxes payable	25,480	25,282
Lease and other long-term liabilities	129,925	124,223
Total liabilities	$1,548,387	$1,540,061

Total stockholders’ equity	5,527,227	5,375,359
Total liabilities and stockholders’ equity	$7,075,614	$6,915,420

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net income	$135,360	$133,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,516	52,235
Amortization of deferred commissions costs	30,847	29,662
Amortization of Senior Notes discount and issuance costs	1,159	508
Realized loss on investments	—	541
Non-cash lease expense	13,136	12,400
Stock-based compensation expense	30,689	24,053
Deferred income taxes, net	9,929	3,569
Credit loss expense	6,086	15,688
Other operating activities, net	(24)	(789)

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(8,526)	(37,364)
Prepaid expenses and other current assets	(14,567)	4,371
Deferred commissions	(31,922)	(32,122)
Accounts payable and other liabilities	(32,474)	37,793
Lease liabilities	(15,674)	(14,126)
Income taxes payable	9,415	12,328
Deferred revenue	16,148	13,503
Other assets	2,191	(6,757)
Net cash provided by operating activities	220,289	248,646

Investing activities:
Proceeds from sale and settlement of investments	—	10,259
Proceeds from sale of property and equipment and other assets	201	—
Purchase of Richmond assets and other intangibles	(123,623)	—
Purchases of property and equipment and other assets	(13,093)	(12,782)
Cash paid for acquisitions, net of cash acquired	(148,275)	(184,502)
Net cash used in investing activities	(284,790)	(187,025)

Financing activities:
Proceeds from long-term debt	—	745,000
Repurchase of restricted stock to satisfy tax withholding obligations	(28,405)	(33,653)
Proceeds from equity offering, net of transaction costs	—	1,690,148
Proceeds from exercise of stock options and employee stock purchase plan	12,324	16,513
Other financing activities	(57)	(1,650)
Net cash (used in) provided by financing activities	(16,138)	2,416,358

Effect of foreign currency exchange rates on cash and cash equivalents	(364)	(305)
Net (decrease) increase in cash, cash equivalents and restricted cash	(81,003)	2,477,674
Cash, cash equivalents and restricted cash at the beginning of period	3,755,912	1,070,731
Cash, cash equivalents and restricted cash at the end of period	$3,674,909	$3,548,405

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended June 30,
	2021			2020
	North America	International	Total	North America	International	Total
Information and analytics
CoStar	$167,845	$9,134	$176,979	$157,793	$7,260	$165,053
Information services	28,096	7,061	35,157	25,022	5,514	30,536
Online marketplaces
Multifamily	171,357	—	171,357	145,541	—	145,541
Commercial property and land	96,476	364	96,840	56,006	23	56,029
Total revenues	$463,774	$16,559	$480,333	$384,362	$12,797	$397,159

	Six Months Ended June 30,
	2021			2020
	North America	International	Total	North America	International	Total
Information and analytics
CoStar	$331,399	$17,764	$349,163	$315,128	$14,881	$330,009
Information services	55,782	14,071	69,853	50,712	12,206	62,918
Online marketplaces
Multifamily	337,504	—	337,504	283,001	—	283,001
Commercial property and land	180,852	658	181,510	112,968	110	113,078
Total revenues	$905,537	$32,493	$938,030	$761,809	$27,197	$789,006

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
EBITDA
North America	$130,176	$112,292	$266,034	$214,705
International	3,156	(2,994)	2,834	(5,287)
Total EBITDA	$133,332	$109,298	$268,868	$209,418

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with 2020-2021 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2020				2021
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$72.8	$60.4	$58.2	$35.8	$74.2	$61.1
Income tax expense	5.6	16.9	10.7	10.7	19.1	32.8
Income before income taxes	78.4	77.3	68.9	46.4	93.3	93.9
Amortization of acquired intangible assets	17.5	21.0	24.9	24.8	25.8	25.3
Stock-based compensation expense	15.2	9.5	16.7	12.7	15.5	15.1
Acquisition and integration related costs	8.7	10.0	7.9	65.9	8.5	2.0
Restructuring and related costs	—	—	0.4	—	—	—
Other expense	—	—	0.1	—	1.1	0.8
Non-GAAP income before income taxes	119.8	117.8	118.9	149.8	144.2	137.1
Assumed rate for income tax expense *	25%	25%	25%	25%	25%	25%
Assumed provision for income tax expense	(30.0)	(29.5)	(29.7)	(37.5)	(36.0)	(34.3)
Non-GAAP net income	$89.8	$88.3	$89.2	$112.3	$108.2	$102.8

Non-GAAP net income per share - diluted(1)	$0.24	$0.23	$0.23	$0.29	$0.27	$0.26

Weighted average outstanding shares - basic(1)	364.7	375.2	391.6	391.4	391.6	392.3
Weighted average outstanding shares - diluted(1)	367.8	377.3	394.0	394.0	393.7	394.1
__________________________
* A 25% tax rate is assumed for 2021 and 2020, which approximates our statutory federal and state corporate tax rate.
(1) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2020				2021
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$72.8	$60.4	$58.2	$35.8	$74.2	$61.1
Amortization of acquired intangible assets	17.5	21.0	24.9	24.8	25.8	25.3
Depreciation and other amortization	6.8	7.0	6.8	8.2	8.5	7.0
Interest (income) expense	(1.7)	3.6	7.5	7.9	7.9	7.9
Other (income) expense	(0.8)	0.4	0.3	0.9	0.1	(0.8)
Income tax expense	5.6	16.9	10.7	10.7	19.1	32.8
EBITDA	$100.2	$109.3	$108.4	$88.3	$135.6	$133.3
Stock-based compensation expense	15.1	9.5	16.7	12.7	15.5	15.1
Acquisition and integration related costs	8.7	10.0	7.9	65.9	8.5	2.0
Restructuring and related costs	—	—	0.4	—	—	—
Adjusted EBITDA	$124.0	$128.8	$133.4	$166.9	$159.6	$150.4

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending September 30, 2021		December 31, 2021
	Low	High	Low	High

Net income	$49,000	$56,000	$264,000	$275,000
Income tax expense	17,000	19,000	95,000	98,000
Income before income taxes	66,000	75,000	359,000	373,000
Amortization of acquired intangible assets	26,000	26,000	103,000	103,000
Stock-based compensation expense	18,000	16,000	66,000	64,000
Acquisition and integration related costs	6,000	4,000	18,000	16,000
Other expense	1,000	1,000	4,000	4,000
Non-GAAP income before income taxes	117,000	122,000	550,000	560,000
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(29,300)	(30,500)	(138,000)	(140,000)
Non-GAAP net income	$87,700	$91,500	$412,000	$420,000

Net income per share - diluted(1)	$0.12	$0.14	$0.67	$0.70
Non-GAAP net income per share - diluted(1)	$0.22	$0.23	$1.04	$1.06

Weighted average outstanding shares - diluted(1)	394,700	394,700	394,500	394,500
__________________________
* A 25% tax rate is assumed, which approximates our statutory federal and state corporate tax rate.
(1) Prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending September 30, 2021		December 31, 2021
	Low	High	Low	High
Net income	$49,000	$56,000	$264,000	$275,000
Amortization of acquired intangible assets	26,000	26,000	103,000	103,000
Depreciation and other amortization	7,000	7,000	30,000	30,000
Interest expense	8,000	8,000	32,000	32,000
Other (income)	(1,000)	(1,000)	(3,000)	(3,000)
Income tax expense	17,000	19,000	95,000	98,000
Stock-based compensation expense	18,000	16,000	66,000	64,000
Acquisition and integration related costs	6,000	4,000	18,000	16,000
Adjusted EBITDA	$130,000	$135,000	$605,000	$615,000

Investor Relations:
Bill Warmington
Vice President
CoStar Group Investor Relations
(202) 346-5661
wwarmington@costar.com

News Media:
Matthew Blocher
Vice President
CoStar Group Corporate Marketing & Communications
(202) 346-6775
mblocher@costargroup.com

About CoStar Group, Inc.
CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality sector. Ten-X provides a leading platform for conducting commercial real estate online auctions and negotiated bids. LoopNet is the most heavily trafficked commercial real estate marketplace online. Realla is the UK’s most comprehensive commercial property digital marketplace. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Homesnap is an industry-leading online and mobile software platform that provides user-friendly applications to optimize residential real estate agent workflow and reinforce the agent-client relationship. Homes.com offers real estate professionals advertising and marketing services for residential properties. CoStar Group’s websites attract tens of millions of unique monthly visitors. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe, Canada and Asia with a staff of approximately 4,900 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease or expectations are not met, including trends and expectations related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, gross margin, site traffic and visitors, sales, renewal rates, leads, the volume and value of assets sold through the Ten-X auction platform, and the number of Homesnap agent subscribers; the risk that the Company is unable to sustain current revenue and earnings, as well as CoStar Suite and Company-wide net new sales growth rates or increase them; the risk that the Company’s business or investment plans change or that investments do not produce the expected results, including investments in residential marketplace technology and content; the risk that Apartments.com adjusted pricing does not accelerate net new bookings; the risk that revenues for the third quarter and full year 2021 will not be as stated in this press release; the risk that net income for the third quarter and full year 2021 will not be as stated in this press release; the risk that adjusted EBITDA for the third quarter and full year 2021 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the third quarter and full year 2021 will not be as stated in this press release; the risk that the tax rate estimates stated in this press release may change; uncertainty surrounding the impact of the COVID-19 pandemic, including volatility in the international and U.S. economy and the commercial real estate industry, employee attrition, absenteeism or decreased productivity, quarantines or other travel or health-related restrictions; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic; and government and private actions taken to control the spread of COVID-19. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission, including in CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including

Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.